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INVESTORS CONTACT:                       MEDIA CONTACT:
Susan Mesco                              Kim Angelastro
Cytogen Corporation                      Berry & Co. Public Relations
(609) 750-8213                           (212)253-8881


         CYTOGEN ACQUIRES NORTH AMERICAN MARKETING RIGHTS TO CAPHOSOL(R)
               FOR TREATMENT OF BOTH ORAL MUCOSITIS AND DRY MOUTH

         PRESCRIPTION PRODUCT EXPANDS CYTOGEN'S PORTFOLIO OF SUPPORTIVE
               CARE PRODUCTS IN ONCOLOGY WITH ORAL AGENT TO TREAT
                 CERTAIN COMMON SIDE EFFECTS OF CHEMOTHERAPY AND
                                   RADIATION.

PRINCETON, N.J., (OCTOBER 11, 2006) -- Cytogen Corporation (NASDAQ: CYTO) today announced it has licensed the exclusive North American rights to CAPHOSOL(R) from InPharma AS (Norway, private). CAPHOSOL, a topical oral agent, is a prescription medical device indicated in the U.S. as an adjunct to standard oral care in treating oral mucositis caused by radiation or high dose chemotherapy, a condition estimated to affect more than 400,000 cancer patients each year. CAPHOSOL is also indicated for dryness of the mouth (hyposalivation) or dryness of the throat (xerostomia) regardless of the cause or whether the conditions are temporary or permanent.

"With the addition of CAPHOSOL, Cytogen will have four marketed oncology products. Our focused experience in sales and marketing in oncology leaves us well positioned to maximize the commercial potential of CAPHOSOL while creating even stronger marketing synergies within our oncology portfolio," said Michael Becker, president and chief executive officer.

Under the terms of the agreement, InPharma will receive upfront fees of $5 million upon the closing of the transaction and an additional $1 million payment after six months. In addition, InPharma will receive royalties and sales-based milestone payments. The transaction also provides Cytogen with the option to acquire the rights to CAPHOSOL for the European and Asian markets.

Oral mucositis is an inflammation of mucous membranes in the mouth with symptoms ranging from redness to severe ulcerations. Approximately 40% of patients who receive chemotherapy develop some form of oral mucositis during the course of their treatment. In addition, more than 70% of patients undergoing conditioning therapy for bone marrow transplantation and virtually all patients receiving radiation therapy to the head and neck areas develop oral mucositis. Both chemotherapy and radiation can also cause dryness of the mouth (hyposalivation) or throat (xerostomia), with an estimated 40% of patients undergoing chemotherapy reporting this side effect.

"Minimizing the common and painful oral complications associated with cancer treatment is a critical goal in patient care that represents a significant commercial opportunity. With our experience in the medical and radiation oncology markets, we believe Cytogen will be able to maximize the value potential of this device while bringing this treatment option to even more patients affected by oral mucositis," Mr. Becker added.

Cytogen expects to introduce CAPHOSOL in the U.S. market in early 2007.

About CAPHOSOL
--------------

CAPHOSOL, a topical oral agent, is a U.S. patented, prescription medical device that lubricates the mucosa and helps maintain the integrity of the oral cavity through its mineralizing potential. The distinguishing feature of CAPHOSOL is its high concentrations of calcium and phosphate ions, which are hypothesized to exert their beneficial effects by diffusing into intracellular spaces in the epithelium and permeating the mucosal lesion in mucositis. Calcium ions play a crucial role in several aspects of the inflammatory process, the blood clotting cascade, and tissue repair and phosphate ions may be a valuable supplemental source of phosphates for damaged mucosal surfaces.

A prospective, randomized, double-blind, placebo-controlled trial demonstrated CAPHOSOL to be a significant adjunct in the management of mucositis associated with high-dose chemotherapy and radiation therapy. The trial evaluated 95 patients undergoing hematopoietic stem cell transplantation with the duration and severity of mucositis and requirements for opioid medications prospectively evaluated. Data demonstrated significant decreases in days of mucositis (3.72 vs. 7.20, P=0.001), duration of pain (2.86 vs. 7.67, P=0.0001), dose of morphine (30.46 mg vs. 127.96 mg), and days of morphine (1.26 vs. 4.02, P=0.0001) for patients receiving CAPHOSOL as compared to those administered a placebo. The lead investigator for the study was Athena Papas, DMD, PhD, Department of Oral Medicine, Tufts University School of Medicine, Boston MA and results were published in the April 2003 issue of Bone Marrow Transplant (Papas et al. Bone Marrow Transplant. 2003 April:31(8):705-12).

CAPHOSOL Indications:
--------------------

CAPHOSOL is indicated in the U.S. as an adjunct to standard oral care in treating oral mucositis caused by radiation or high dose chemotherapy. Relief of dryness of the oral mucosa in these conditions is associated with an amelioration of pain. CAPHOSOL is also indicated for dryness of the mouth (hyposalivation) or throat (xerostomia) regardless of the cause or whether the conditions are temporary or permanent. CAPHOSOL is an unclassified medical device and is marketed under a 510(k) Premarket Notification Application.

About Oral Complications of Cancer Therapy
------------------------------------------

Oral complications including mucositis and salivary gland dysfunction are common and often debilitating side effects of cancer therapy. Patients affected by oral complications may be unable to tolerate different forms of therapy, potentially resulting in missed doses, dose reductions or the discontinuation of treatment. Preventing and controlling oral complications can enhance a patient's quality of life, as well as the effectiveness of cancer therapy.

About Cytogen
-------------

Founded in 1980, Cytogen is a biopharmaceutical company dedicated to advancing the care of cancer patients by acquiring, developing, and commercializing innovative pharmaceutical products. The Company's specialty sales force currently markets QUADRAMET(R), PROSTASCINT(R), and SOLTAMOX(TM) to the U.S. oncology market. QUADRAMET is approved for the treatment of pain in patients whose cancer has spread to the bone, PROSTASCINT is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer, and SOLTAMOX is the first liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings. The Company is also developing CYT-500, a third-generation radiolabeled antibody to treat prostate cancer. Cytogen's product-focused strategy focuses on attaining sustainable growth through clinical, commercial, and strategic initiatives.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE REGARDING OUR STRATEGY, FUTURE OPERATIONS, FINANCIAL POSITION, FUTURE REVENUES, PROJECTED COSTS, PROSPECTS, PLANS AND OBJECTIVES OF MANAGEMENT ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND INVESTORS ARE CAUTIONED NOT TO PUT ANY UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE CYTOGEN'S RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. IN PARTICULAR, CYTOGEN'S BUSINESS IS SUBJECT TO A NUMBER OF SIGNIFICANT RISKS, WHICH INCLUDE, BUT ARE NOT LIMITED TO: THE RISK OF SUCCESSFULLY MARKETING CAPHOSOL; THE RISK OF OBTAINING THE NECESSARY REGULATORY APPROVALS; THE RISK OF WHETHER PRODUCTS RESULT FROM DEVELOPMENT ACTIVITIES; THE RISK OF SHIFTS IN THE REGULATORY ENVIRONMENT AFFECTING SALES OF CYTOGEN'S
PRODUCTS SUCH AS THIRD-PARTY PAYOR REIMBURSEMENT ISSUES; THE RISK ASSOCIATED WITH CYTOGEN'S DEPENDENCE ON ITS PARTNERS FOR DEVELOPMENT OF CERTAIN PROJECTS, AS WELL AS OTHER FACTORS EXPRESSED FROM TIME TO TIME IN CYTOGEN'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). AS A RESULT, THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH CYTOGEN'S PERIODIC FILINGS WITH THE SEC. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND CYTOGEN UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES

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